FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the

NYSSA 18th Annual Insurance Conference

FORT WORTH, Texas, (March 6, 2014) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, Chief Executive Officer and President, will make a presentation at the 18th Annual Insurance Conference sponsored by the New York Society of Security Analysts at 1540 Broadway, 10th Floor in New York City on Tuesday, March 18, 2014, at 12:20 p.m. EDT.  The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com prior to the date of the presentation.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial and personal lines of property/casualty insurance products, as well as providing other insurance related services. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

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For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com